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                                                                EX-99.B(h)(2)(i)


                          ACCOUNTING SERVICES AGREEMENT

     THIS AGREEMENT is made as of September 1, 2002 separately by and between each of WELLS FARGO FUNDS TRUST, WELLS FARGO CORE TRUST and WELLS FARGO VARIABLE TRUST, each a Delaware business trust (referred to collectively as the "Funds" or individually as a "Fund") and PFPC INC., a Massachusetts corporation ("PFPC").

                              W I T N E S S E T H:

     WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, each Fund wishes to retain PFPC to provide accounting services, and PFPC wishes to furnish such services to each Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof and as such Exhibit A may be amended from time to time (each, a "Portfolio"); and

     NOW, THEREFORE in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   Definitions as Used in this Agreement.

     (a)   "1933 Act" means the Securities Act of 1933, as amended.

     (b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of a Fund and any other person duly authorized by a Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of a Fund. An Authorized Person's scope of Authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d)   "CEA" means the Commodities Exchange Act, as amended

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     (e)   "Oral Instructions" mean oral instructions received by PFPC from an
           Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.
     (f)   "SEC" means the Securities and Exchange Commission.

     (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (h) "Shares" mean the shares of beneficial interest of any series of a Fund or class of a Portfolio.

     (i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC; (ii) instructions sent by an Authorized Person via electronic mail and received by PFPC; or (iii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. Written instructions may be delivered by hand, U.S. mail, express delivery, tested telegram, cable, telex or facsimile sending device.

2. Appointment. Each Fund hereby appoints PFPC to provide accounting services to each of its Portfolios in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services in accordance with the terms of this Agreement, including the service standards established in this Agreement or a mutually agreed addendum to this Agreement.

3. Delivery of Documents. Each Fund has provided or, where applicable, will provide PFPC with the following:

     (a) at PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

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     (b)   a copy of the Fund's most recent effective registration statement;

     (c)   a copy of each Portfolio's advisory agreement or agreements;

     (d) a copy of the distribution/underwriting agreement with respect to each class of Shares representing an interest in a Portfolio;

     (e) a copy of each additional administration agreement with respect to a Portfolio;

     (f) a copy of each distribution and/or shareholder servicing plan and agreement made in respect of the Fund or a Portfolio; and

     (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4. Compliance with Government Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by any Fund or any other entity, except for any entity to which PFPC delegates or assigns duties to be performed under this Agreement in accordance with Section 19.

5.   Instructions.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instruction received hereunder is not in any way inconsistent with the provisions of the organizational documents of ea ch Fund or this

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           Agreement or of any vote, resolution or proceeding of the
           relevant Fund's Board of Trustees or of the Portfolio's shareholders, unless and until PFPC receives Written
           Instructions to the contrary.

     (c) Each Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

6.   Right to Receive Advice.

     (a) Advice of a Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the relevant Fund.

     (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser or PFPC, at the option of PFPC). Notwithstanding the foregoing, PFPC may seek advice of Fund counsel only if PFPC first obtains the Fund's prior approval. The parties agree to use good faith efforts to properly allocate the expense of any such counsel fees between the parties.

     (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from a Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel provided that PFPC provides reasonable prior written notice to the Fund. The Fund shall, upon receipt of such notice, promptly and timely notify PFPC in writing of its objection, if any, to any

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              actions or any omissions to act PFPC proposes to take pursuant to counsel's advice. In the event where a Fund has timely notified PFPC in writing of its objection, PFPC and the Fund each shall promptly consult in good faith to reach agreement on the actions or omissions that are the subject of the Fund's objection. In the event where, after such consultations, PFPC and the Fund are unable to agree on the actions or omissions in question, PFPC shall, at the Fund's expense, consult independent counsel reasonably acceptable to the Fund, and may follow and rely upon the advice of such independent counsel.

       (d) Protection of PFPC. PFPC shall be indemnified, defended and held harmless by each Fund for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of a Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions, provided that in carrying out any such action PFPC has not acted with willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7.     Records; Visits.

       (a) Notwithstanding anything herein to the contrary, the books and records pertaining to the Funds and their Portfolios which are in the possession or under the control of PFPC shall be the property of the respective Funds. Such books and records shall be prepared and maintained as required under the 1940 Act and other applicable Securities Laws. The Funds and their Authorized Persons, and employees and agents of the SEC or other governmental authorities with the approval of the Funds, shall have access

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              to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the form reasonably requested, shall be provided by PFPC to the Fund or to an Authorized Person or to employees and agents of the SEC or other governmental authorities at the Fund's expense. Any such books and records may be maintained in electronic format if permissible under the Securities Laws and SEC rules and regulations. No records shall be destroyed without the consent of the Funds, except that consent to destroy paper documents may be presumed by PFPC if (i) the Securities Laws no longer require the retention of such records; and (ii) PFPC has not received a request from the Funds to retain all or part of such records (and PFPC expressly agrees to maintain such documents), or transfer all or part of such records to the Funds or a third party designated by the Funds. Any direct out-of-pocket expenses or costs incurred by PFPC to transfer or maintain, pursuant to the Funds' request, records no longer required to be maintained by the Securities Laws will be paid or reimbursed by the applicable Funds.

       (b)    PFPC shall keep the following records:

              (i) all books and records with respect to each Fund's books of account.

              (ii)   records of each Portfolio's securities transactions.

              (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 under the 1940 Act in connection with the services provided hereunder.

       (c) Upon termination of this Agreement with respect to one or more Funds or Portfolios, PFPC shall, at the Funds' reasonable request and in accordance with Written Instructions, deliver the books and records (or copies thereof) of the terminating Funds or Portfolios that are in the possession or under

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              control of PFPC, to the Funds or any other person designated by the Funds.

8. Confidentiality. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) has been or is independently developed or obtained by the receiving party; or (h) constitutes reports or data required to be maintained under the Securities Laws.

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9.     Liaison with Accountants. PFPC shall act as liaison with each Fund's independent public accountants and shall provide to them account analyses, fiscal year summaries, and other audit-related schedules with respect to each of its Portfolios. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that all necessary information within its control is made available to such accountants for the expression of their opinion, as required by the applicable Fund.

10. PFPC System. PFPC shall retain title to and ownership of any and all data bases (except for Portfolio information contained in data bases), computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds.

11. Disaster Recovery and Business Continuity Plans. PFPC represents that it has in place, and covenants to maintain in place during the term of this Agreement, a reasonable back-up, business continuity and disaster recovery plan ("Plans") that, among other things, requires PFPC to maintain and to be able to readily access back-up files of the Funds' data and records required to be maintained under the Securities Laws at a location other than the site at which PFPC maintains their primary copies of such data and records. At a minimum, PFPC's business continuity plans shall require PFPC to enter into and maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of communication and electronic data processing equipment and addressing personnel requirements. In the event of equipment failures or other events, PFPC shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement, including this section 11.

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12.  Compensation.  As compensation for service rendered by PFPC during the term of this Agreement, each Fund, on behalf of each of its Portfolios, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

13. Indemnification. Each Fund, on behalf of each of its Portfolios, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request of or in reliance on the advice of the Funds, or (b) in accordance with Oral Instructions or Written Instructions, (ii) any action, omission or error by another service provider that amounts to a violation of another service agreement or duty owed to the Funds, Portfolios or shareholders; or (iii) any action or omission by the Fund, its officers or trustees, that amounts to willful misfeasance, bad faith, negligence or breach of fiduciary duty, provided that neither PFPC, nor any of its affiliates, shall be indemnified, and PFPC shall indemnify and hold harmless the Funds, the Portfolios and their affiliates, again any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other Portfolio. The provisions of this Section 13 shall survive termination of this Agreement.

14.  Responsibility of PFPC.

     (a) PFPC shall be under no duty hereunder to take any action on behalf of any Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and a Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance

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          of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties, provided, however, that with respect to any activity outside of normal processing PFPC shall not be liable to the Funds, Portfolios or any shareholders of the Portfolios for any action or omission of PFPC in the absence of bad faith, willful misfeasance or gross negligence in the performance or disregard of PFPC's duties or obligations under this Agreement.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) except to the extent caused by a failure of PFPC to maintain a reasonable disaster recovery and business continuity plan as required under
          Section 11, PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; interruption; loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by an unaffiliated third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates, nor the Funds or Portfolios shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party.

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          Notwithstanding this subsection, any monies required to be paid to a
          Portfolio or shareholders of a Portfolio, or any reprocessing costs required to be expended, pursuant to the Funds' NAV Error Correction Policy, which is included in the Funds' Procedures for the Valuation of Portfolio Securities (the "Valuation Procedures"), shall not be considered consequential, special or indirect losses or damages.

     (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (e) The provisions of this Section 14 shall survive termination of this Agreement.

15. Description of Accounting Services on a Continuous Basis. PFPC will perform the following accounting services with respect to each Portfolio:

          (i) Journalize investment, capital share and income and expense activities in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the "Code");

          (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser");

          (iii) Provide the Trust or Administrator with unadjusted Fund data directly from the portfolio accounting system for any business day and other data reasonably requested for the preparation of the Funds' periodic financial statements;

          (iv)    Maintain individual ledgers for investment securities;

          (v)     Maintain historical tax lots for each security;

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          (vi)    Reconcile cash and investment balances with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes daily;

          (vii) Update the cash availability throughout the day as required by the Adviser;

          (viii) Post to and prepare, daily, the general ledger and trial balance;

          (ix) Calculate various contractual expenses (e.g., advisory and custody fees);

          (x) Make such adjustment over such periods as instructed by the Administrator deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

          (xi) Notify an officer of the Fund of any proposed adjustment to the expense accruals (however PFPC is not responsible for the accuracy of expense budgets prepared by the Fund);

          (xii) Control all disbursements and authorize and direct the payment of such disbursements upon Written Instructions;

          (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments in accordance with the Funds' Valuation Procedures;

          (xiv) Perform the duties and functions of the Fund Accountant specified in the Funds' Valuation Procedures;

          (xv) Report to the Fund and Administrator within 15 days after the end of each calendar month, PFPC's compliance for the prior month

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                  with the written service level standards agreed upon from time to time by the Funds and PFPC (the "Service Standards");

          (xvi) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

          (xvii) Compute net asset value with the frequency prescribed in each Fund's then-current Prospectus and communicate such information to the Funds or other persons as instructed by the Funds;

          (xviii) As appropriate, communicate system-generated SEC and money market 7-day yields to the Funds or other persons as instructed by the Funds; and

          (xix) PFPC shall provide to the Fund the DataPath internet access services as set forth on Exhibit B attached hereto and made a part hereof.

16.  Duration and Termination.

     (a) Initial Term and Renewal Terms. This Agreement shall expire on December 31, 2005 unless earlier terminated as provided below. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms ("Renewal Terms"). Either party may terminate the Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other of its intent not to renew. Such notice must be received not later than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term. If this Agreement is terminated with respect to less than all of the Funds or Portfolios, this Agreement shall remain in full force and effect with respect to the remaining Funds or Portfolios.

     (b) Termination for Cause by the Funds. The Funds may terminate this Agreement for cause in the event that: (i) PFPC, its employees or agents

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          fail or becomes unable to materially perform the services under the
          Agreement, including material failure of its operations capability for any reason other than the actions of the Funds, unaffiliated third parties or as provided in Section 11 herein; or (ii) during the Initial Term or any Renewal Term, PFPC fails to meet the service standards established in this Agreement or an Addendum for (A) a period of four (4) consecutive months or (B) any six (6) months in a twelve (12) month period.

     (c) Default and Cure. If either of the parties to this Agreement defaults in the performance of its duties or obligations under this Agreement, and such default has a material effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure the default within thirty
          (30) days of receipt of such notice, or within such longer periods as the parties may agree is necessary for such cure. If the defaulting party fails to cure the default within the 30-day cure period (or such other time as agreed to by the parties, then the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party.

     (d) Immediate Termination. Either party may terminate this Agreement by written notice to the other party, effective at any time specified therein, in the event that bankruptcy, insolvency, dissolution or liquidation proceedings of any nature are instituted by or against the other party and such proceedings are not discharged within thirty (30) days. Either party may immediately terminate this Agreement if the other party has discontinued all or a significant portion of its business operations.

     (e)  Partial Termination.

          (i)     The parties agree that any termination in accordance with this
                  Section 16 may be complete, or may only affect specifically

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                  identified Fund(s) or Portfolio(s), at the discretion of the party giving notice of termination

          (ii) The Funds may immediately terminate this Agreement, without penalty, as to one or more Portfolio(s) that re liquidated, dissolved, merged or reorganized, into an existing Portfolio of the Fund ("Terminated Fund"), provided that, in the case of a merger or reorganization, the Portfolio into which the Terminated Fund is merged or reorganized is a Portfolio under this Agreement.

     (f) Partial or Complete Termination. Notwithstanding Section 16(a), after June 30, 2004, this Agreement may be terminated with respect to any or all Portfolios by the Board(s) if at any time Wells Fargo & Company directly or indirectly acquires, is acquired by, merges, consolidates or otherwise reorganizes with (a "Reorganization") any company and immediately thereafter (i) Wells Fargo & Company or its successor controls or is under common control with any company that provides in the normal course of business the services listed in Section 15, whether generally to the mutual fund industry or only to mutual funds advised or sponsored by its affiliates, or (ii) Wells Fargo & Company or an affiliate of it advises a family of mutual funds for which the services listed in Section 15 are performed by a company not affiliated with Wells Fargo & Company or PFPC. Such termination may be made at any time after the occurrence of the event described in the preceding clauses by the Board on 90 days written notice to PFPC. In the event that the Funds elect to terminate this Agreement pursuant to this Section 16(f) with respect to a Portfolio, the applicable Fund shall pay PFPC a "multiplier" times the greater of (x) the monthly average fees due to PFPC under this Agreement during the last three whole months prior to the Reorganization for providing services to the terminating Portfolio and (y) the monthly average fees paid to PFPC for providing services to the terminating Portfolio during the last three whole months prior to delivery of the notice

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          of termination. For purposes of this clause, the multiplier will equal the number of months remaining on the Initial Term or Renewal Term of this Agreement at the time that PFPC is no longer providing services to the Portfolio under this Agreement divided by three.

     (g) Costs When Funds Terminate. Should the Funds exercise their right to terminate pursuant to subsection (b), (c) or (d) of this Section 16, PFPC and the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and material will be borne by PFPC.

     (h) Costs When PFPC Terminates or the Term Ends. If this Agreement terminates at the end of the term specified in Section 16(a) of this Agreement, or PFPC exercises its right to terminate pursuant to subsections (c) or (d) of this Section 16, or the Funds exercise their right to terminate pursuant to subsection (e) or (f) of this Section 16, the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and materials will be borne by the Funds.

17. Notices. Notices shall be address (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Wells Fargo Fund Trust, Wells Fargo Core Trust, or Wells Fargo Variable Trust, at 525 Market Street, 12th Floor, MAC-A0103-121, San Francisco, CA 94105,
     Attention: Karla M. Rabusch; or (c) at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, or express delivery, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of

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         such change or waiver is sought, except that a Fund, upon the Fund's creation of a new Portfolio or dissolution of an existing Portfolio, may add such Portfolio(s) to, or delete such Portfolio(s) from, Exhibit A by providing at least thirty (30) days' advance written notice to PFPC. PFPC may reject any proposed additions by written notice within ten (10) business days after receiving written notice of the proposed addition, and the parties agree to periodically re-execute Schedule A to reflect the current list of Portfolios. PFPC may waive the requirement of the provision of the foregoing thirty and ten business day notice periods in its sole discretion.

19. Delegation; Assignment. PFPC may not assign or delegate its rights and duties hereunder to any wholly- or majority-owned direct or indirect subsidiary of The PNC Financial Services Group, Inc., without prior written notice to and consent of the Funds, which consent shall not be unreasonably withheld (and if the Funds do not respond within 30 days after receipt of the notice provided by PFPC, the Funds' consent may be deemed to be provided) and provided further that: (i) the delegate or (assignee) agrees with PFPC and the Funds to comply with all relevant provisions of this Agreement and the 1940 Act and Securities Laws; and
         (ii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may reasonably request, and respond to such reasonable questions as the Funds may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). Any other assignment or delegation by PFPC is prohibited without the express written consent of the Funds prior to the assignment or delegation. Any Fund may assign its rights under this Agreement to any successor Fund, provided that PFPC is given notice of the assignment.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22. SAS-70 Report. PFPC shall have an audit of its operations performed in accordance with the AICPA's Statement of Auditing Standards No. 70 (SAS-70). PFPC shall send a copy of its SAS-70 report directly to the Funds upon its completion.

23.      Miscellaneous.

         (a) Notwithstanding anything in this Agreement to the contrary, each Fund agreement to make any modifications to its registration statement or adopt or modify any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed. The parties agree that a modification to a registration statement simply to add or delete a Portfolio or Class of a Portfolio shall not be construed as materially affecting the obligations or responsibilities of PFPC hereunder.

         (b) Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (c) This Agreement embodies the entire agreement and understanding between the respective parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person.

         (f) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (g) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (h) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

         PFPC INC.



         By: /s/ Neal J. Andrews
         Name:  Neal J. Andrews
         Title:  Senior Vice President


         WELLS FARGO FUNDS TRUST


         By: /s/ Karla M. Rabusch
         Name: Karla M. Rabusch
         Title:  Treasurer


         WELLS FARGO CORE TRUST


         By: /s/ Karla M. Rabusch
         Name: Karla M. Rabusch
         Title:  Treasurer


         WELLS FARGO VARIABLE TRUST

         By: /s/ Karla M. Rabusch
         Name: Karla M. Rabusch
         Title:  Treasurer

                                    EXHIBIT A

                                   Portfolios

         THIS EXHIBIT A, dated as of October 1, 2002, is Exhibit A to that certain Accounting Services Agreement dated as of September 1, 2002 between PFPC INC. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO CORE TRUST and WELLS FARGO VARIABLE TRUST.

                             WELLS FARGO FUNDS TRUST

Names of Portfolios                                      Existing Classes

Effective 10/1/2002

SIFE Specialized Financial Services Fund                 A, B, C

To be Converted from Forum on a Date to be Determined

Asset Allocation Fund                                    A, B, C, Institutional
California Limited Term Tax-Free Fund                    A, [C], Institutional
California Tax-Free Fund                                 A, B, C, Institutional
California Tax-Free Money Market Fund                    A, Service
California Tax-Free Money Market Trust                   Single Class
Cash Investment Money Market Fund                        Service, Institutional
Colorado Tax-Free Fund                                   A, B, Institutional
Diversified Bond Fund                                    Institutional
Diversified Equity Fund                                  A, B, C, Institutional
Diversified Small Cap Fund                               Institutional
Equity Income Fund                                       A, B, C, Institutional
Equity Index Fund                                        A, B, [O]
Equity Value Fund                                        A, B, C, Institutional
Government Institutional Money Market Fund               Institutional
Government Money Market Fund                             A, Service
Growth Balanced Fund                                     A, B, C, Institutional
Growth Equity Fund                                       A, B, C, Institutional
Growth Fund                                              A, B, Institutional
Income Fund                                              A, B, Institutional
Income Plus Fund                                         A, B, C
Index Allocation Fund                                    A, B, C
Index Fund                                               Institutional
Intermediate Government Income Fund                      A, B, C, Institutional
International Equity Fund                                A, B, C, Institutional
Large Cap Appreciation Fund                              A, B, C, Institutional
[Large Cap Value Fund                                    A, B, C, Institutional]

Names of Portfolios                                     Existing Classes

Large Company Growth Fund                               A, B, C, Institutional
Limited Term Government Income Fund                     A, B, Institutional
Liquidity Reserve Money Market Fund                     Investor
Mid Cap Growth Fund                                     A, B, C
Minnesota Money Market Fund                             A
Minnesota Tax-Free Fund                                 A, B, Institutional
Moderate Balanced Fund                                  Institutional
Money Market Fund                                       A, B
Money Market Trust                                      Single Class
National Limited Term Tax-Free Fund                     Institutional
National Tax-Free Fund                                  A, B, C, Institutional
National Tax-Free Institutional Money Market Fund       Service, Institutional
National Tax-Free Money Market Fund                     A
National Tax-Free Money Market Trust                    Single Class
Nebraska Tax-Free Fund                                  Institutional
[OTC Growth Fund                                        O]
Outlook Today Fund                                      A, B, C, Institutional
Outlook 2010 Fund                                       A, B, C, Institutional
Outlook 2020 Fund                                       A, B, C, Institutional
Outlook 2030 Fund                                       A, B, C, Institutional
Outlook 2040 Fund                                       A, B, C, Institutional
Overland Express Sweep Fund                             Single Class
Prime Investment Institutional Money Market Fund        Institutional
Prime Investment Money Market Fund                      Service
Small Cap Growth Fund                                   A, B, C, Institutional
Small Cap Opportunities Fund                            Institutional
Small Company Growth Fund                               Institutional
Small Company Value Fund                                A, B, [C], Institutional
Specialized Health Sciences Fund                        A, B, C
Specialized Technology Fund                             A, B, C
Stable Income Fund                                      A, B; Institutional
Strategic Growth Allocation Fund                        Institutional
Strategic Income Fund                                   Institutional
Tactical Maturity Bond Fund                             Institutional
Treasury Plus Institutional Money Market Fund           Service, Institutional
Treasury Plus Money Market Fund                         A
WealthBuilder Growth Balanced Portfolio                 Single Class
WealthBuilder Growth and Income Portfolio               Single Class
WealthBuilder Growth Portfolio                          Single Class
100% Treasury Money Market Fund                         A, Service

To be effective upon Fund Launch:

Names of Portfolios                                      Existing Classes

High Yield Bond Fund                                     A, B, C

To be effective upon Fund Launch:

[Inflation-Protected Bond Fund]                          A, B, C, Institutional]


                             WELLS FARGO CORE TRUST

Names of Portfolios                                      Existing Classes

To Be Converted from Forum on a Date to be Determined:

Disciplined Growth Portfolio                             Single Class
Equity Income Portfolio                                  Single Class
Index Portfolio                                          Single Class
International Equity Portfolio                           Single Class
Large Cap Appreciation Portfolio                         Single Class
[Large Cap Value Portfolio                               Single Class]
Large Company Growth Portfolio                           Single Class
Managed Fixed Income Portfolio                           Single Class
Small Cap Basic Value Portfolio                          Single Class
Small Cap Index Portfolio                                Single Class
[Small Cap Value Portfolio                               Single Class]
Small Company Growth Portfolio                           Single Class
Small Company Value Portfolio                            Single Class
Stable Income Portfolio                                  Single Class
Strategic Value Bond Portfolio                           Single Class
Tactical Maturity Bond Portfolio                         Single Class


                           WELLS FARGO VARIABLE TRUST

Names of Portfolios                                      Existing Classes

To be Converted from Forum on a Date to be Determined:

Asset Allocation Fund                                    Single Class
Corporate Bond Fund                                      Single Class
Equity Income Fund                                       Single Class
Equity Value Fund                                        Single Class
Growth Fund                                              Single Class
International Equity Fund                                Single Class
Large Company Growth Fund                                Single Class
Money Market Fund                                        Single Class
Small Cap Growth Fund                                    Single Class

                                    EXHIBIT B

                          PFPC DataPath Access Services

1.       PFPC Services

         PFPC shall:

         (a) Provide internet access to PFPC DataPath ("DataPath") at www.pfpcdatapath.com or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities,.(ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services");

         (b) Supply each of the Authorized Persons ("Users") with a logon ID and Password;

         (c) Provide to Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth in Section 12 of the Agreement and will be billed separately;

         (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

         (e) Monitor the telephone lines involved in providing the Accounting Services and inform the Fund promptly of any malfunctions or service interruptions.

2.       Duties of the Fund and the Users

         The Fund and/or the Users, as appropriate, shall:

       (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

       (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.     Standard of Care; Limitations of Liability

       (a) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care set forth in Section 14 of the Agreement.

       (b) Without limiting the generality of the foregoing or limiting the applicability of any other provision of this Exhibit B or the Agreement, including Sections 11, 14(a) and 14(b), PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party's control, which may include: functions or malfunctions of the internet or telecommunications services, firewalls, encryption systems or security devices.

                                WELLS FARGO FUNDS
                        FUND ACCOUNTING SERVICE STANDARDS

Criteria 1: Net Asset Value per Share (NAV) Accuracy-Reporting to Transfer Agent

Number of Accurate NAV's Reported to the Transfer Agent divided by the Total Number of NAV's Required to Report to the Transfer Agent (excluding Money Market
Funds).....................................................................99.7%

..      "NAV" for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the change in the reported extended class NAV is greater than a full penny and, with respect to dividend factors, any revision to previously reported data requires the Transfer Agent to reprocess shareholder account data.
..      Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.
..      Each NAV error is treated as and NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 2:  NAV Accuracy-Reported to NASDAQ

Number of accurate NAV's Reported to NASDAQ divided by Number of Total NAV's
Required to be Reported to NASDAQ (excluding Money Market Funds)...........99.7%

..      NAV for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the NAV difference is greater than a full penny and, with respect to dividend factors, any revision to previously reported data required the Transfer Agent to reprocess shareholder account data
..      Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.
..      Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 3:  NAV and Dividend Factor Timeliness to Transfer Agent

Number of NAV and Dividend Factor transmissions to Transfer Agent by designated time divided by Required Number of NAV and Dividend Factor transmissions...99.7%

..      NAV for this purpose is class net assets divided by class total shares outstanding.
..      Designated time is 7:00 p.m. ET.

..      Numerator and denominator include (i) NAV's affected by non-controllable information and (ii) Feeder funds delayed due to accounting issues related to Master Portfolio non-controllable information.

Criteria 4:  Cash Availability Reporting

Timely Cash Availability Reports ("CAR") to Investment Advisers
Divided by Number of Funds Requiring Cash Availability Reporting...........99.7%

Accurate Cash Availability Reports to Investment Advisers
Divided by Number of Funds Requiring Cash Availability Reporting.............95%

..      Timely CAR means (i) notwithstanding any other clause to the contrary, with respect to any Fund or Master portfolio participating in a "consolidated repurchase agreement," within two hours and fifteen minutes after receipt of final transfer agency capital transaction reporting,
       (ii) with respect to a stand-alone fund with a single investment adviser, within one half hour of receipt of final transfer agency capital transaction reporting, (iii) with respect to a stand-alone fund with more than one investment adviser, within two hours of receipt of final transfer agency capital transaction reporting, (iv) with respect to a non-money market Master Portfolio within one hour after receipt of final transfer agency capital transaction reporting and (v) with respect to a money market Feeder fund, or Master Portfolio with no more than three relationships, within one half hour after receipt of final transfer agency capital transactions reporting.
..      Accurate CAR means errors controllable by PFPC that resulted in an overdraft to a Fund
..      Numerator and denominator include (i) funds affected by non-controllable information and (ii) Master Portfolios delayed due to Feeder fund accounting issues related to non-controllable information.

Criteria 5:  Monthly Reporting Proof Package Timeliness

Funds for Which Monthly Proofs are Completed by the 15th Calendar Day
Of the Month divided by Number of Funds......................................95%

..      Monthly proof means balance sheet review and monthly reconciliation of portfolio with the Custodian.
..      Numerator and denominator include (i) funds affected by non-controllable information and (ii) Feeder funds affected by Master Portfolio non-controllable information.

General Definitions

"Transfer Agent" means Boston Financial Data Services, Inc. and does not include other persons to which PFPC communicates fund information.

The numerator and denominator are calculated daily and the quotient is reported on a cumulative monthly and rolling twelve month basis.

Denominator includes those NAV's for classes of shares that have direct shareholder investment for criteria 1, 2, and 3.

                             WELLS FARGO FUNDS TRUST
                             WELLS FARGO CORE TRUST
                           WELLS FARGO VARIABLE TRUST

              PROCEDURES FOR THE VALUATION OF PORTFOLIO SECURITIES

1. Scope of Procedures. These Procedures apply to the valuation of the shares of all series of Wells Fargo Funds Trust, Wells Fargo Core Trust and Wells Fargo Variable Trust (the "Trusts") except for those series that operate as money market funds in accordance with Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act") (hereafter, all such non-money market series are referred to as the "Funds").

2.     Responsibilities

       (a) Board of Trustees. The Board of Trustees of each Trust (the "Board") has established a valuation committee of the Trust (the "Valuation Committee") comprised exclusively of Trustees, and has delegated to it the authority to take any action regarding the valuation of portfolio securities that the Committee deems necessary or appropriate, including, but not limited to, determining the fair value of portfolio securities. The Board retains the authority to make or ratify any valuation decisions or approve any changes to these Procedures as the Board deems appropriate. The Board shall consider for ratification at each quarterly meeting any valuation actions taken by the Valuation Committee or the valuation team ("Management Valuation Team" of Wells Fargo Funds Management, LLC ("Funds. Management') during the previous quarter that require such ratification. The Board shall review these Procedures as often as they deem appropriate to consider whether any revisions are warranted.

       (b)    Valuation Committee.

              (i) Responsibilities. The Valuation Committee shall be responsible for determining the fair value of securities between Board meetings in instances where that determination has not been delegated to the Management Valuation Team. The Valuation Committee also may address any other valuation issues that arise unless or until the Board chooses to address such issues directly.

              (ii) Meetings. A quorum for meetings of the Valuation Committee shall consist of one member. The Valuation Committee shall make and retain minutes of its meetings. Such minutes shall describe the action taken, and include a description of the reasoning of the Valuation Committee's actions.

       (c)    Management Valuation Team.

              (i) Responsibilities. The Management Valuation Team shall be responsible to oversee the calculation of the net asset value per share ("NAV") of each class of each Fund on each day that the Fund is open for business. The Management Valuation Team shall monitor the fund accounting agent for the Funds (the "Fund Accountant") at such intervals as it deems appropriate to determine that the Fund Accountant is applying the valuation methodologies, including fair valuation, set forth herein. The Management Valuation Team shall review the continuing appropriateness of the methodologies set forth herein and shall recommend revisions to the Board as necessary. As part of this review, the Management Valuation Team shall compare fair valuations to the next actual sales price or other appropriate market values to assess the continued appropriateness of the fair valuation methodologies used. The Management Valuation Team also shall oversee the Fund portfolio managers ("Portfolio Managers") in exercising the Portfolio Managers' responsibility to monitor for significant events affecting Fund portfolio securities and reporting such significant events to the Management Valuation Team.

              (ii) Fair Valuations. The Management Valuation Team shall have the authority and responsibility to make fair value determinations if it concludes in the exercise of its reasonable judgment that any fair valuation determination that could reasonably be arrived at would not impact the NAV of any class of any Fund by $0.005 or more. For any fair value determinations that could impact the NAV of any class of any Fund by $0.005 or more, the Management Valuation Team will develop a valuation recommendation and seek approval of that recommendation from the Valuation Committee. The Management Valuation Team also is responsible for reviewing pricing errors and determining whether the NAV of a class of a Fund must be corrected in accordance with the NAV Error Correction Policy detailed in Exhibit A to these Procedures. The Management Valuation Team shall also have the authority to stale price any security for which trading has been halted due to a pending approval from the Federal Drug Administration (the "FDA") until trading on the security has resumed regardless of the impact on the net asset value.

              (iii) Meetings. The Management Valuation Team shall meet at least quarterly to review valuation methodologies and the performance of the Fund Accountant and Portfolio Managers in exercising their respective valuation responsibilities. The Management Valuation Team also shall meet on any days that fair value determinations need to be considered. Meetings may be in-person or telephonic. Two or more members of the Management Valuation Team may make fair value determinations on behalf of the Team. The Management Valuation Team shall make and retain minutes of its meetings. Such minutes shall describe the actions considered and taken, and include a description of the reasoning for Management Valuation Team actions, and shall be made available to the Board upon request.

              (iv) Records. The Trust's Administrator, on behalf of the Trust, shall maintain and preserve for a period of not less than six years from the end of the fiscal year during which any meeting occurs (the first two years in an easily accessible place), a written record of each meeting, including records detailing the action taken, the reasoning underlying a decision, the valuation methodologies considered and the method used.

              (v) Membership. The initial members of the Management Valuation Team shall be Denise Lewis, David Messman, Andrew Owen and Karla Rabusch. Changes to the membership of the Management Valuation Team will be made only with Board approval.

       (d)    Fund Accountant.

              (i) Responsibilities. The Fund Accountant shall be responsible for the calculation of the NAV of each class of each Fund on every day that the Fund is open for business. The Fund Accountant shall be responsible for engaging and overseeing the work of all pricing services selected by Funds Management for use by the Fund Accountant. The Fund Accountant reviews daily pricing information that it receives and will examine and, if necessary, challenge a valuation that appears to be unreliable or otherwise questionable by inquiry to the source.

              (ii) Procedures to Monitor Pricing Information. The Fund Accountant monitors valuations against specified variation criteria in order to identify potential valuation or pricing errors or problems. Automated flagging systems are used to check security prices against indices or other data to identify abnormal price movements or other relevant information. The Fund Accountant reviews reports generated by these systems and researches and independently analyzes the issues raised by the flags.

                     The Fund Account will compare the security prices to a secondary source for accuracy and reasonableness if the price is stale, or if the reported price falls outside of established variation criteria. The Fund Accountant also will scrutinize prices of certain securities of a Fund if the difference in a Fund's calculated NAV differs materially from the change in a Fund's comparable index. Those security prices that do not match the secondary source within the specified variation criteria are independently reviewed and researched by the Fund Accountant to verify the accuracy of the price being used or determine whether a different value should be considered.

                     The Fund Accountant shall alert the Management Valuation Team whenever market quotations are not readily available for a security or special considerations need to be addressed to determine the current value of a security.

       (e)    Portfolio Managers.


              (i) Monitoring. Responsibilities. Portfolio Managers are responsible for monitoring for significant events affecting any issuers of securities held in the Fund's portfolio and relevant markets and market segments ("Significant Events"). A Significant Event is defined as an event that may reasonably be expected to materially affect the value of any Fund portfolio security. The Portfolio Managers' responsibility to monitor for Significant Events shall include the responsibility to monitor events occurring between the close of trading of the portfolio securities involved and the Fund's valuation time, as well as ongoing monitoring of events that potentially could materially affect the price of fair valued securities. Portfolio Managers will regularly review appropriate information sources, such as current news stories, financial wires, market contacts, market indices, reference securities or baskets of securities, in discharging their responsibility to monitor for Significant Events.

                     The following events, among others, may constitute Significant Events affecting individual issuers: unscheduled market closings; corporate actions such as reorganizations, mergers, spin-offs, liquidations, acquisitions, and buyouts; corporate announcements of earnings; corporate announcements relating to products such as new product offerings, product recalls or other product related news; regulatory news such as new patents or drug approvals; news relating to natural disasters or acts of terrorism affecting the issuer's operations; events relating to significant litigation involving the issuer, low trading volume; and trading limitations.

                     The following events, among others, may constitute Significant Events affecting multiple issuers: government actions; natural disasters, armed conflicts, acts of terrorism, and similar situations; and significant market fluctuations.

                     The Management Valuation Team will periodically review the practices of the sub-advisory firms to confirm that Portfolio Managers are monitoring for Significant Events and reporting such Significant Events to the Management Valuation Team. The

                     Management Valuation Team shall develop such reporting forms, flow charts and other materials as it deems appropriate or advisable to assist Portfolio Managers in performing their responsibilities under these Procedures and to assist the Management Valuation Team in confirming compliance.

              (ii) Responsibility if a Significant Event Occurs. If a Portfolio Manager believes that, because of a Significant Event, the last market quotation for a security does not accurately reflect the current market value of the security, he/she shall promptly recommend a fair value of the security to his/her supervisor and obtain concurrence. Upon confirmation by the supervisor, the Portfolio Manager will promptly notify the Management Valuation Team of the recommendation, the reasons underlying the recommendation and the methodology used to determine the recommended fair value price of a security. The Management Valuation Team will decide, using the standards detailed in Section 2(c)(ii), whether it has the authority to determines the fair value of a security or whether the decision must be referred to the Valuation Committee.

3.     General Valuation Standards.

       (a) As provided in Section 2(a)(41) of the 1940 Act, the "value" of assets of the Funds shall mean, with respect to securities for which market quotations are readily available, the market value of such securities, and with respect to other securities and assets, fair value as determined in good faith by the board of directors.

       (b) The NAV of each class of each Funds will be determined as of the close of regular trading on the New York Stock Exchange (generally 1:00 p.m. Pacific time) on each day the Fund is open for business, unless the Board determines otherwise. The Valuation Committee shall have the authority to approve deviations from the normal NAV calculation time to address unusual or unexpected circumstances on any given day.

       (c) The value of an investment by any Fund in the shares of another registered investment company ("Master Portfolio") is the `value of the holding as determined by the pricing procedures or policies of the Master Portfolio as disclosed in its registration statement filed under the 1940 Act.

       (d) To the extent indicated below, prices used for the valuation of securities shall be obtained from a reputable independent pricing service selected by the Management Valuation Team and engaged and overseen by the Fund Accountant. In determining a price, an independent pricing service does not have to rely exclusively on quoted prices, but also can take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

4.     Valuation Methodologies Based on Market Quotations

       (a) Equity securities that are listed on a foreign or domestic exchange or market, including The Nasdaq National Market, will be valued at the last sale price on the primary exchange or market on which they are listed prior to the calculation of the NAV o f the Fund. If no sale is shown on the primary exchange or market for the security, the bid price will be used. If no sale is shown and no bid price is available, the price will be deemed "stale" and the value will be determined in accordance with Section 5(e) of these procedures.

       (b) Equity securities that are not listed on a foreign or domestic exchange or market, but that do have a public trading market, will be valued at the quoted bid price from a market maker in the security or a dealer that the portfolio Manager reasonably determines to be an appropriate source for such a quoted bid price. If reasonably available multiple quotes should be obtained for verification.

       (c) Except as provided in paragraph (e), debt securities with maturities exceeding 60 days will be valued at the market price provided by the pre-approved independent pricing service. If a price is not available from the pre-approved independent pricing service, a bid quote should be obtained from a dealer that the Portfolio Manager reasonably determines to be an appropriate source for such a bid quote. If no reliable market price or bid quote is available, such debt securities will generally be fair valued in accordance with the Procedures for Fair Value Determinations - Special Circumstances detailed in Exhibit B to these Procedures.

       (d) Debt securities with maturities of 60 days or less will be valued at amortized cost unless an impairment to the credit worthiness of the issuer or other factors vitiate the accuracy of such amortized cost valuations.

       (e) Convertible bonds that are listed on a foreign or domestic exchange or market will be valued at the last sale price on the primary exchange or market on which they are listed prior to the calculation of the NAV of the Fund. If no sale is shown on the primary exchange or market for the security, the bid price will be used. If no sale price and no bid price is available, the price will be deemed "stale" and the value will be determined in accordance with Section 5(c) of these procedures.

       (f) Options on equity securities and stock indices traded on domestic option and/or security exchanges will be valued at the closing price on the primary exchange on which they are traded.

       (g) Stock index futures and related options and futures on debt securities traded on domestic commodities exchanges, will be valued at the closing price on the primary commodities exchange on which they are traded. If no sale is shown on the primary exchange for the security, the bid price will be used. If no sale price and no bid price is available, the price will be deemed "stale" and the value will be determined in accordance with Section 5(c) of these procedures.

       (h) Non-listed OTC options, swaps and exotics (i.e., caps, floors, etc.) will be valued at the evaluated price provided by a broker that the Portfolio Manager reasonably determines to be qualified to provide such an evaluated price.

       (i) Options and futures traded on foreign exchanges will be valued at the most recent exchange closing price available prior to the calculation of the NAV of the Fund.

       (j) Asset values initially expressed in foreign currencies will be converted to U.S. dollars at rates provided by an independent foreign currency pricing source chosen by Funds Management for use by the Fund Accountant at a time each business day that has been specified by the Management Valuation Team.

5. Fair Valuation. Securities and other assets for which current market quotations are not readily available will be valued at "fair value" as determined in good faith by the Board or the Valuation Committee, or by the Management Valuation Team to the extent delegated to it by these Procedures. The fair value of a security is the price that a Fund might reasonably expect to receive upon a current sale of the security. No single standard for determining fair value exists, as it depends on the circumstances of each individual case. In addition to stale prices, which are addressed below, and matrix pricing of certain debt securities, which is addressed in Exhibit B, circumstances where fair valuation may be necessary include: overrides of unreliable prices from traditional sources, unusual events such as unexpected market closures, and certain illiquid or restricted securities.

       (a) In general, any one or more of the following factors, as relevant, should be taken into account in determining the fair value of a security:

              .      fundamental analytical data relating to the security;
              .      the value of other financial instruments, including
                     derivative securities, traded on the same or other markets or among dealers;
              .      values of baskets of securities;
              .      market interest rates;
              .      market data or other information from financial
                     institutions;
              .      government (domestic or foreign) actions or pronouncements;
              .      other news events;
              .      information as to any transactions or offers with respect
                     to the security;

              .      price and extent of public trading in similar securities of the issuer or comparable companies;
              .      nature and expected duration of the Significant Event, if
                     any, giving rise to the valuation issue;
              .      the nature and duration of restrictions on disposition and appropriate discount from comparable freely traded
                     security;
              .      pricing history of the security; and
              .      other relevant information.

       (b) With respect to the fair value of securities traded on foreign markets, the following factors also may be relevant:

              .      the value of foreign securities traded on other foreign
                     markets;
              .      ADR trading;
              .      closed-end fund trading;
              .      foreign currency exchange activity; and
              .      the trading of financial products that are tied to baskets of foreign securities, such as WEBS.

       (c) Securities having market quotations that are determined to be "stale" as described in Sections 4(a), (e) and (g), above will be reported to the Management Valuation Team by the Fund Accountant and will be reviewed by the Management Valuation Team in consultation with the Portfolio Manager of the Fund. The relevant market information and available news regarding the security will be reviewed to determine what the appropriate fair value of the security should be. These securities will then be reviewed daily to determine the appropriate fair value in light of relevant conditions until such time as a market value becomes available from the proper channels described in Sections 4(a), (e) and (g), above.

       (d) Quarterly, a report will be prepared for the Board that will identify fair valued securities and other assets and their status or ultimate resolution/disposition. The Board will be asked to ratify any fair value determinations made by the Management Valuation Team or the Valuation Committee pursuant to the authority delegated in these Procedures at the next regular meeting of the Board.

Approved by the Boards: May 7, 2002

                                                                       EXHIBIT A

                           NAV Error Correction Policy

     The following procedures are to be employed in addressing pricing errors, whether they result from miscalculations, portfolio composition errors, valuation errors or any other cause.

1. When the NAV of a Fund or class is impacted by an error in an amount less than a full $.01 per share, the pricing error and, to the extent necessary, the NAV will be corrected prospectively only. No further action will be taken in light of the immateriality of the amount.

2. When the NAV of a Fund or class is impacted by an error in an amount equal to or in excess of a full $.01 per share, corrective action will be initiated as set forth below. The NAV will be corrected promptly after the identification of a pricing error.

     (a) When the error equals or exceeds a full $.01 per share and the error is less than 1/2 of 1% of the NAV, individual shareholder transactions will not be reprocessed, but Funds Management will seek to have the Fund made whole as follows:

             (i) In the case of an overstatement of the NAV by a full $.01 per share or more, where there have been net redemptions during the period of the error, Funds Management will seek to have cash deposited into the Fund by the service provider responsible for the error in order to make the Fund whole for the overpayment of redemption proceeds.

             (ii) In the case of an understatement of the NAV by a full $.01 or more, where there have been net purchases during the period of the error, Funds Management will seek to have cash deposited into the Fund by the service provider responsible for the error in order to make the Fund whole for the over issuance of shares.

3. When the error equals or exceeds a full $.01 per share and the error equals or exceeds 1/2 of 1 % of the NAV, Funds Management will seek to have the Fund made whole as described in 2(a)(i) or (ii), above (including any reprocessing costs) and individual shareholder transactions will be reprocessed.

     (a) In the case of an overstatement of the NAV by 1/2 of 1%, shareholder purchases during the period of the error will be reprocessed to the extent the incremental shares due a shareholder equal or exceed one full share.

     (b) In the case of an understatement of the NAV by 1/2 of 1%, shareholder redemptions during the period of the error will be reprocessed to the extent the amount due a shareholder equals $10 or more.

4. The correction of an NAV as contemplated in Section 2 or 3 above may involve the recording of a receivable from a service provider believed responsible for the error. In the event that such service provider (or any other person) is unable or unwilling to pay an amount equal to the receivable, the NAV would have to be adjusted again to reflect the reduction or elimination of the receivable. Any such adjustment will be made only as of the date on which the Management Valuation Team concludes, with the Board's concurrence, that there is no reasonable expectation that the Fund will realize the amount of the receivable. No retroactive adjustments to the NAV or account reprocessing will be effected.

5. At least quarterly, the Management Valuation Team will report to the Board on all pricing errors that require corrective action under these procedures.

                                                                       EXHIBIT B

         Procedures for Fair Value Determination - Special Circumstances

Introduction:

In the normal course of business, most of the debt securities in a portfolio are priced by the Fund's customarily used pricing agents. A few securities, however, are not priced by these pricing services. These securities generally have similar characteristics to the other securities, but because of an unusual structure, or a thinly traded market, or for some other reason, the pricing services do not provide prices for them. This section describes procedures for using the Wells Fargo Pricing Model (the "Model") to obtain a fair market value in the event that ordinary pricing procedures do not produce a valuation for securities in instances where credit risk is not a factor.

Valuation:

The Model is a computer-generated model based upon the theory that the price of a debt security can be determined if the following information is known.

     1.      A fair market value from a previous day,

     2. The U.S. Treasury yield curve from both today and the previous day used in step #1,

     3.      The price value of a basis point for the Treasury yield curve,

     4.      The duration of the security, and

     5.      The duration of the Treasury market.

By the application of the relative durations of the security and the Treasury markets to the change in the price of the Treasury market, the change in the price of the security may be appropriately estimated.

The factors essential to the Model are determined as follows:

Previous day's value. The source of this price may vary depending upon the circumstances. Normally, either the previous broker valuation or the purchase price would be used, however, any appropriate method that produced a fair market value for the security may be used.

Treasury yield curve. May be obtained from any of several market sources such as Bloomberg. The Treasury market has been chosen because it is the most common reference point for the fixed income markets. However, any broad market index that is composed of actively traded securities, has calculated durations, and is reported daily may be used if its consistent application brings a more accurate result.

Price value of a basis point. Will be obtained from the same source as the Treasury curve data

Duration of the security. The duration of the security will be determined by any of several analytical tools, including Bloomberg, Bond Edge, broker quote or adviser determination.

Treasury duration. Will be obtained from the same source as the Treasury yield curve data.

Controls:

The Sub-Advisor will implement the Model, subject to oversight by the Management Valuation Team and will send any price calculated under this Model in writing to the Fund Accountant. In the event that the Sub-Advisor is unable or unwilling to implement the model, Funds Management will implement the model and send any price calculated in writing to the Fund Accountant. On a weekly basis, Funds Management will review all security prices derived from the use of the model for accuracy and prepare a report for the Management Valuation Team monthly. The Management Valuation Team will review all securities using the model on a monthly basis. The party that implements the Model will determine each of the five input factors necessary to operate the Model. If that party desires to make a change to one or more of the factors, that party will seek the approval of the Management Valuation Team who will take steps to insure that the changes are appropriate. The Management Valuation Team must approve any changes to the Model.

The Model is primarily designed to address relatively small changes in market interest rates. In order to address broader market circumstances, any time the market, as measured by a change in the relevant Treasury price, changes more than one point in price, or in any event at least on a weekly basis, a new value shall be established for the security. This value shall be established by obtaining a bid quote valuation from a dealer, or other such method as produces a current market value for that security. The Portfolio Managers have the responsibility to affirm that the price thus obtained reflects a current market value. The price thus obtained will be used as the price for the security that day, and as the previous day's value for future calculations.

In accordance with the Trusts' Procedures for the Valuation of Portfolio Securities, appropriate data, including actual security sales prices as compared to current valuations, will be reported to the Board periodically.

Process Flow for Wells Fargo Pricing Model

Day l
1.   Determine fair market value for security.
2.   Use as price for valuation on Day 1.
3.   Identify Treasury curve yields for Day 1.

Days 2-7
1.   Identify Treasury yield curve for current day.

2.   Test for movement of Treasury curve of 1 point in price or greater from Day
     1. If greater than 1 point, begin again with Day 1.
3. Identify Treasury yield curve's price value of a basis point (Price value of a basis point is the amount the price of a security moves given a 1 basis point change in its yield.)
4.   Identify durations of Treasury yield curve today.
5.   Determine duration of security today.
6.   Enter data points into model
     (a)   Model determines relative durations (#5 divided by #4)
     (b)   Model determines change in Treasury curve yields (#l less Day 1 #3)
     (c) Model determines appropriate price value of a basis point based on duration of security.
     (d) Answers from (a) times (b) times (c) gives the change in price of the security from Day 1.
     (e) Answer from (d) is added to (or subtracted from) Day 1 price, giving price for today.

Day 8
1.   Determine new fair market value, generally by broker quote.

                                                     September 1, 2002


WELLS FARGO FUNDS TRUST
WELLS FARGO CORE TRUST
WELLS FARGO VARIABLE TRUST

         Re:  Accounting Service Fees

Dear Sir/Madam:

     This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of an Accounting Services Agreement dated September 1, 2002 between each of Wells Fargo Funds Trust, Wells Fargo Core Trust and Wells Fargo Variable Trust (collectively, the "Funds" and individually a "Fund") and PFPC (the "Agreement") as amended from time to time for services provided on behalf of each of the Fund's investment portfolios ("Portfolios"). Pursuant to Paragraph 12 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Funds will pay PFPC an annual accounting services fee to be calculated daily and paid monthly as set forth below, subject .to the following assumptions being in place within one year of the date of this letter:

     . Wells Fargo Funds Management will utilize the PFPC data warehouse. to access portfolio information including security positions, transactions, lots and NAV'S.
     .     PFPC receives automated trade information from investment advisors.
     .     PFPC receives automated fund share activity from the transfer agent
           (BFDS).
     .     PFPC can secure files from the custodian (Wells Fargo Bank
           Minnesota N.A.) necessary to complete an automated reconciliation of cash and security positions.

If the above processes are not operational within one year, PFPC reserves the right to increase stated fees up to 10%.

Annual Complex Asset Based Fees:

     The following annual fee will be calculated based upon the Portfolios' aggregate average net assets (excluding the Portfolios of the Wells Fargo Core Trust (the "Core Trust") and paid monthly:

     .0057% (.57 basis points) for the first $85 billion of aggregate average net assets of the Portfolios; and,
     .0025% (.25 basis points) on the aggregate average net assets of the Portfolios in excess of $85 billion.

Annual Base Fee:

     The annual base fee will be $20,000 per feeder, stand-alone and variable trust fund, per year, except that Portfolios of the Core Trust and the Wealthbuilder Funds will not be charged a base fee.

Monthly Multiple Class Fee*:

     The monthly multiple class fee per Portfolio will be $500 for each additional class beyond the first class of shares.

*This fee will be waived for the existing classes of shares of the existing Portfolios (as set forth in Exhibit A of this letter).

Monthly Multiple Manager Fee:

     The monthly multiple Sub-Advisor fee will not include the first manager but will be calculated and paid monthly for each subsequent manager as follows:

     $2,000 for the second Sub-Advisor in each Portfolio;
     $1,500 for the third Sub-Advisor in each Portfolio, and $500 per Sub-Advisor, for each manager beyond the third manager in each Portfolio.

Out-of-Pocket Expenses:

     The Funds will reimburse PFPC for out-of-pocket expenses incurred on a Portfolio's behalf, including, but not limited to, postage, telephone, telex, overnight express charges, deconversion costs, custom development costs, transmission expenses, travel expenses incurred for Board meeting attendance or other travel at the request of the Funds. In addition, out-of-pocket costs will include the costs to obtain independent security market quotes*, which currently are as follows:

     Domestic Bonds                   $0.40
     Foreign Bonds                    $0.55
     Money Market Inst.               $0.40
     CMO/Asset-backed                 $0.80
     Municipal Bonds                  $0.45
     Domestic Equities                $0.05
     Foreign Equities                 $0.40
     Broker obtained quotes           $1.00

*These prices will be charged at the CUSIP level daily, and will not be charged for each holding.

Miscellaneous:

     Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees a received by PFPC.

     The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

     If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                        Very truly yours,

                                        PFPC INC.


                                        By:  /s/ Neal J. Andrews
                                             --------------------------

                                        Name: Neal J. Andrews

                                        Title: Senior Vice President

Agreed and Accepted:

WELLS FARGO FUNDS TRUST

By:  /s/ Karla M. Rabusch
     --------------------

Name:  Karla M. Rabusch

Title:    Treasurer

WELLS FARGO CORE TRUST

By:  /s/ Karla M. Rabusch
     --------------------

Name:  Karla M. Rabusch

Title:    Treasurer

WELLS FARGO VARIABLE TRUST

By:  /s/ Karla M. Rabusch
     --------------------

Name:  Karla M. Rabusch

Title:    Treasurer

                                    EXHIBIT A

                                   Portfolios

     THIS EXHIBIT A, dated as of October 1, 2002, is Exhibit A to the Fee Letter dated as of September 1, 2002 between PFPC INC. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO CORE TRUST and WELLS FARGO VARIABLE TRUST.

                             WELLS FARGO FUNDS TRUST

Names of Portfolios                          Existing Classes

Effective 10/1/2002

SIFE Speciailzed Financial Services Fund     A, B, C

To be Converted from Forum on a Date to be Determined

Asset Allocation Fund                                A, B, C, Institutional
California Limited Term Tax-Free Fund                A, C, Institutional
California Tax-Free Fund                             A, B, C, Institutional
California Tax-Free Money Market Fund                A, Service
California Tax-Free Money Market Trust               Single Class
Cash Investment Money Market Fund                    Service, Institutional
Colorado Tax-Free Fund                               A, B, Institutional
Diversified Bond Fund                                Institutional
Diversified Equity Fund                              A, B, C, Institutional
Diversified Small Cap Fund                           Institutional
Equity Income Fund                                   A, B, C, Institutional
Equity Index Fund                                    A, B, O
Equity Value Fund                                    A, B, C, Institutional
Government Institutional Money Market Fund           Institutional
Government Money Market Fund                         A, Service
Growth Balanced Fund                                 A, B, C, Institutional
Growth Equity Fund                                   A, B, C, Institutional
Growth Fund                                          A, B, Institutional
Income Fund                                          A, B, Institutional
Income Plus Fund                                     A, B, C
Index Allocation Fund                                A, B, C
Index Fund                                           Institutional
Intermediate Government Income Fund                  A, B, C, Institutional
International Equity Fund                            A, B, C, Institutional
Large Cap Appreciation Fund                          A, B, C, Institutional
Large Company Growth Fund                            A, B, C, Institutional
Limited Term Government Income Fund                  A, B, Institutional
Liquidity Reserve Money Market Fund                  Investor

Names of Portfolios                          Existing Classes

Mid Cap Growth Fund                                      A, B, C
Minnesota Money Market Fund                              A
Minnesota Tax-Free Fund                                  A, B, Institutional
Moderate Balanced Fund                                   Institutional
Money Market Fund                                        A, B
Money Market Trust                                       Single Class
National Limited Term Tax-Free Fund                      Institutional
National Tax-Free Fund                                   A, B, C, Institutional
National Tax-Free Institutional Money Market Fund        Service, Institutional
National Tax-Free Money Market Fund                      A
National Tax-Free Money Market Trust                     Single Class
Nebraska Tax-Free Fund                                   Institutional
OTC Growth Fund                                          O
Outlook Today Fund                                       A, B, C, Institutional
Outlook 2010 Fund                                        A, B, C, Institutional
Outlook 2020 Fund                                        A, B, C, Institutional
Outlook 2030 Fund                                        A, B, C, Institutional
Outlook 2040 Fund                                        A, B, C, Institutional
Overland Express Sweep Fund                              Single Class
Prime Investment Institutional Money Market Fund         Institutional
Money Market Fund                                        Institutional
Prime Investment Money Market Fund                       Service
Small Cap Growth Fund                                    A, B, C, Institutional
Small Cap Opportunities Fund                             Institutional
Small Company Growth Fund                                Institutional
Small Company Value Fund                                 A, B, C, Institutional
Specialized Health Sciences Fund                         A, B, C
Specialized Technology Fund                              A, B, C
Stable Income Fund                                       A, B, Institutional
Strategic Growth Allocation Fund                         Institutional
Strategic Income Fund                                    Institutional
Tactical Maturity Bond Fund                              Institutional
Treasury Plus Institutional Money Market Fund            Service, Institutional
Treasury Plus Money Market Fund                          A
WealthBuilder Growth Balanced Portfolio                  Single Class
WealthBuilder Growth and Income Portfolio                Single Class
WealthBuilder Growth Portfolio                           Single Class
100% Treasury Money Market Fund                          A, Service

                             WELLS FARGO CORE TRUST

Names of Portfolios                                     Existing Classes

To be Converted from Forum on a Date to be Determined

Disciplined Growth Portfolio                                   Single Class
Equity Income Portfolio                                        Single Class
Index Portfolio                                                Single Class
International Equity Portfolio                                 Single Class
Large Cap Appreciation Portfolio                               Single Class
Large Cap Value Portfolio                                      Single Class
Large Company Growth Portfolio                                 Single Class
Managed Fixed Income Portfolio                                 Single Class
Small Cap Basic Value Portfolio                                Single Class
Small Cap Index Portfolio                                      Single Class
Small Cap Value Portfolio                                      Single Class
Small Company Growth Portfolio                                 Single Class
Small Company Value Portfolio                                  Single Class
Stable Income Portfolio                                        Single Class
Strategic Value Bond Portfolio                                 Single Class
Tactical Maturity Bond Portfolio                               Single Class

                           WELLS FARGO VARIABLE TRUST

Names of Portfolios                                     Existing Classes

To be Converted from Forum on a Date to be Determined

Asset Allocation Fund                                          Single Class
Corporate Bond Fund                                            Single Class
Equity Income Fund                                             Single Class
Equity Value Fund                                              Single Class
Growth Fund                                                    Single Class
International Equity Fund                                      Single Class
Large Company Growth Fund                                      Single Class
Money Market Fund                                              Single Class
Small Cap Growth Fund                                          Single Class